090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180195740-57
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 04/30/2018 1:31 PM
	Entity Number: E0084842013-9

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

UA Granite Corporation

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☒ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☒ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Articles VI, VII, VIII and IX have been added. Articles I, III, IV and V have been amended.

4. Effective date and time of filing: (optional) Date: May 15, 2018 Time: 12:01 am

(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
UA GRANITE CORPORATION

UA Granite Corporation, a corporation organized and existing under the laws of the State of Nevada (the "***Corporation***"), hereby certifies as follows:

1. The original Articles of Incorporation of the Corporation were filed with the Office of the Secretary of State of the State of Nevada on February 14, 2013.

2. These Amended and Restated Articles of Incorporation have been duly adopted in accordance with Sections 78.390, 78.385 and 78.403 of the Nevada Revised Statutes, and restate, integrate and further amend the provisions of the Corporation's existing Articles of Incorporation.

3. These Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation in accordance with Section 78.390 of the Nevada Revised Statutes.

4. These Amended and Restated Articles of Incorporation have been duly approved by the required written consent of the stockholders of the Corporation in accordance with Section 78.390 of the Nevada Revised Statutes. The number of shares of the common stock of the Corporation outstanding and entitled to vote on these Amended and Restated Articles of Incorporation was 1,400,000. These Amended and Restated Articles of Incorporation have been consented to and approved by a vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

5. The text of the Articles of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I – NAME

The name of the corporation is Vortex Blockchain Technologies Inc. (the "Corporation").

ARTICLE II – REGISTERED AGENT

The name of the commercial registered agent for service of process of the Corporation is JAD Communications LLC.

ARTICLE III – AUTHORIZED SHARES

The Corporation is authorized to issue one class of stock to be designated as "Common Stock". The total number of shares of Common Stock which the Corporation

is authorized to issue is Two Hundred Million (200,000,000) shares, par value $0.00001 per share.

ARTICLE IV – BOARD OF DIRECTORS

The business and affairs of the Corporation shall be conducted by a Board of Directors. The number of directors of the Corporation shall be fixed as set forth in the bylaws of the Corporation and may be increased or decreased from time to time by resolution of the Board of Directors. Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of directors or until his or her earlier death, resignation, disqualification, or removal. The Board of Directors shall be comprised of not less than one (1) nor more than fifteen (15) members. Following is the name and address of the sole member of the Board of Directors:

Angel Luis Reynoso Vasquez	31 C Principal Torre Alta San Felipe, Puerto Plata DOM EH009E3

ARTICLE V – PURPOSE

The purpose for which the Corporation is organized is the transaction of any lawful business for which corporations may be incorporated under the laws of Nevada, as they may be amended from time to time.

ARTICLE VI – LIMITATION OF LIABILITY

To the fullest extent permitted by the Nevada Revised Statutes, as the same exist or may hereafter be amended, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. No repeal, amendment, or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment, or modification.

ARTICLE VII – AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VIII – CONTROL SHARE ACQUISITION

The Corporation elects to be governed by the provisions of NRS §78.378 to NRS §78.3793, inclusive, of the Nevada Business Corporation Law.

ARTICLE IX – COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects to be governed by the provisions of NRS §78.411 to NRS §78.444, inclusive, of the Nevada Business Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be signed by Angel Luis Reynoso Vasquez, its President, on this 30th day of April, 2018.

By: ______________________
Name: Angel Luis Reynoso Vasquez
Title: President

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

VORTEX BLOCKCHAIN TECHNOLOGIES INC.

Nevada Business Identification # NV20131102920

Expiration Date: February 28, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 1, 2018

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.